UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2012

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, BSQUARE Corporation (the “Company”) announced that it has entered into a Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the “Distribution Agreement”) with Microsoft Licensing, GP (“MS”), an affiliate of Microsoft Corporation. Under the Distribution Agreement, the Company distributes certain Microsoft Windows Embedded operating systems (the “Licensed Products”) on a non-exclusive basis to original equipment manufacturers (“OEMs”) within the United States, Canada, the Caribbean (excluding Cuba) and Mexico. In addition to this territory, the Company has rights to distribute the entire Microsoft Windows Embedded portfolio in the United Kingdom and Germany under a separate agreement.

The Distribution Agreement will replace the Company’s existing Microsoft OEM Distribution Agreement for Software Products for Embedded Systems with GP (the “Prior Agreement”), which is due to expire on June 30, 2012. The Distribution Agreement includes substantially the same terms and conditions as the Prior Agreement and has a one-year term beginning on July 1, 2012 and ending on June 30, 2013.

The Company is required to provide support to OEMs for the Licensed Products. For each unit of Licensed Product distributed by the Company, the Company pays MS certain royalties set forth in a royalty rate list posted by MS on a monthly basis. The Company may be required to pay additional royalties if it distributes Licensed Products in violation of the terms of the Distribution Agreement. The Distribution Agreement allows for the audit of the Company’s internal records and processes by MS and its representatives.

The Distribution Agreement includes a limitation of liability in favor of MS, its suppliers and certain other parties according to which the aggregate liability of those parties to the Company for each Licensed Product will not exceed a specified percentage of the amounts actually paid by the Company to MS for that Licensed Product during the term of the Distribution Agreement. This limitation does not apply to attorneys’ fees and expenses incurred by MS in connection with certain indemnification obligations it has under the Distribution Agreement.

In addition to certain rights of each party to terminate the Distribution Agreement for cause, either party may terminate the Distribution Agreement without cause by giving notice a specified number of days in advance.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 29, 2012, issued by BSQUARE Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 29, 2012	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations
and Chief Financial Officer